Exhibit 99.1
Arena Reports Fourth Quarter and Full Year 2021 Financial Results and Key Program Updates

–Phase 3 ELEVATE UC 52 and 12 on course for Q1 2022 topline data readout

PARK CITY, Utah, February 23, 2022 - Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the fourth quarter and full year ended December 31, 2021.
Key Program & Corporate Updates
•In December announced that Pfizer Inc. and Arena entered into a definitive agreement under which Pfizer has agreed to acquire Arena
•In November achieved target enrollment for Study A in the Phase 2/3 CULTIVATE trial for etrasimod in Crohn’s disease
•In November the first participant was randomized in the Phase 2 trial for temanogrel in Raynaud’s phenomenon secondary to systemic sclerosis
•Confirming Phase 3 ELEVATE program for etrasimod in ulcerative colitis remains on track for topline data readout in Q1 2022
Fourth Quarter and Full Year End Financial Updates
Fourth Quarter 2021 Financial Results
•Research and development (R&D) expenses for the fourth quarter totaled $110.3 million compared to $100.4 million in the same period in 2020. This increase was primarily driven by our advancing clinical studies, including the etrasimod Phase 3 program, as well as an increase in personnel expenses to support our clinical programs. The R&D non-cash, share-based compensation was $8.4 million in the fourth quarter as compared to $6.5 million in the same period in 2020
•Selling, general and administrative (SG&A) expenses for the fourth quarter totaled $34.5 million, compared to $34.9 million in the same period in 2020. This decrease was primarily driven by a decline in SG&A non-cash, share-based compensation partially offset by an increase in salary and other personnel expenses. The SG&A non-cash, share-based compensation was $9.8 million in the fourth quarter as compared to $13.5 million in the same period in 2020
•Net loss for the fourth quarter was $155.6 million compared to a net loss of $122.2 million for the same period in 2020
•Basic and diluted net loss per share for the fourth quarter was $2.54 compared to basic and diluted net loss per share of $2.10 for the same period in 2020
•Cash, cash equivalents and marketable securities were $0.7 billion at December 31, 2021 as compared to $1.1 billion at December 31, 2020

Full Year 2021 Financial Results
•Revenues totaled $0.1 million
•Research and development expenses totaled $419.5 million, including $33.5 million related to non-cash share-based compensation

•Selling, general and administrative expenses totaled $126.2 million, including $36.9 million related to non-cash share-based compensation
•Net loss was $616.4 million, or $10.14 per share

We will not be holding a conference call to discuss these financial results or corporate update in light of the proposed transaction with Pfizer announced on December 13, 2021.

About Arena Pharmaceuticals
ARENA Pharmaceuticals is a team with a singular purpose – deliver important medicines to patients.

In a rapidly changing global market, we work with a sense of urgency every day to understand the needs of all our stakeholders, identify bold, sometimes disruptive, ideas to get medicines to patients, and relentlessly execute until it’s done.

ARENA - Care More. Act Differently.

Etrasimod and temanogrel are investigational compounds that are not approved for any use in any country.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “on course” and “on track” and include, without limitation, statements about the following: the proposed acquisition of Arena by Pfizer and the timing of data readouts for ongoing trials. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; clinical trials and other studies may not proceed at the time or in the manner expected or at all; topline data may not accurately reflect the complete results of a particular study or trial; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; the duration and severity of the coronavirus disease (COVID-19) pandemic, including but not limited to the impact on Arena’s clinical operations, the operations of Arena’s suppliers, partners, collaborators, licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; the risk that regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; satisfactory resolution of litigation or other disagreements with others; and risks related to the enforcement of Arena’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the SEC on November 4, 2021. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contacts:
Patrick Malloy
Arena Pharmaceuticals, Inc.
Vice President, Investor Relations & Corporate Communications
pmalloy@arenapharm.com
847.987.4878

Sara Doran
Arena Pharmaceuticals, Inc.
Associate Director, Investor Relations & Corporate Communications

sdoran@arenapharm.com

(Tables Follow)

Arena Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Revenues:
Collaboration and other revenue	$54	$37	$54	$57
Royalty revenue	—	—	—	262
Total revenues	54	37	54	319
Operating Costs and Expenses:
Research and development	110,341	100,441	419,509	323,740
Acquired in-process research and development	—	—	70,000	—
Selling, general and administrative	34,505	34,897	126,206	103,218
Transaction costs	8,638	—	8,638	—
Total operating costs and expenses	153,484	135,338	624,353	426,958
Loss from operations	(153,430)	(135,301)	(624,299)	(426,639)
Total interest and other income (expense), net	(2,179)	13,140	7,866	21,905
Net loss	$(155,609)	$(122,161)	$(616,433)	$(404,734)

Net loss per share, basic and diluted:	$(2.54)	$(2.10)	$(10.14)	$(7.39)

Shares used in calculating net loss per share, basic and diluted:	61,378	58,288	60,776	54,767

Arena Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
	(1)	(1)
Assets
Cash and cash equivalents	$224,572	$219,544
Prepaid expenses and other current assets	18,996	35,266
Total available-for-sale investments	486,693	884,497
Land, property and equipment, net	19,125	22,090
Other non-current assets	35,319	29,323
Total assets	$784,705	$1,190,720

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	61,264	53,676
Total lease financing obligations & other long-term liabilities	50,204	56,575
Total stockholders’ equity	673,237	1,080,469
Total liabilities & stockholders’ equity	$784,705	$1,190,720
______________________
(1)The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.